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   As filed with the Securities and Exchange Commission on November 8, 2001
                                                 Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -------------------

                                VIANT CORPORATION
             (Exact name of Registrant as specified in its charter)

                                -------------------

                  DELAWARE                                 77-0427302
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                 Identification Number)

                                 89 SOUTH STREET
                                BOSTON, MA 02111
                                 (617) 531-3700

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the Plan)

                                -------------------

                                 ROBERT L. GETT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VIANT CORPORATION
                                 89 SOUTH STREET
                                BOSTON, MA 02111
                                  (617) 531-3700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                                 JASON ALTIERI
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                                -------------------


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

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed
                                                                      maximum                Proposed
                                                 Amount               offering                maximum
       Title of securities to                    to be                 price                aggregate            Amount of
            be registered                      registered            per share           offering price       registration fee

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

1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value             1,000,000 shares (1)      $ 1.0412 (2)           $ 1,041,200          $ 260.30
-------------------------------------------------------------------------------------------------------------------------------

Total Registration Fees                                                                                          $ 260.30

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

(1) This number represents the shares of common stock which have become available for issuance under the registrants 1999 Employee Stock Purchase Plan as a result of shareholder approval of such additional shares at the Registrant's annual meeting held on May 24, 2001.

(2) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on November 1, 2001, because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Stock Purchase Plan, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report for the fiscal year ended December 31, 2000 on Form 10-K filed pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 2, 2001.

         (b) The description of the Preferred Stock Rights Plan of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 20, 2001.

         (c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 8, 1999 and Amendment No. 1 to the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 14, 1999.

         (d) The Quarterly Report for the quarter ended March 31, 2001 on Form 10-Q filed pursuant to Section 13 and 15(d) of the Exchange Act on May 15, 2001.

         (e) The Quarterly Report for the quarter ended June 30, 2001 on Form 10-Q filed pursuant to Section 13 and 15(d) of the Exchange Act on August 14, 2001.

         (f) The Quarterly Report for the quarter ended September 30, 2001 on Form 10-Q filed pursuant to Section 13 and 15(d) of the Exchange Act on November 8, 2001.

         (g) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The

Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9.       UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts on November 8, 2001.

                            VIANT CORPORATION

                            By:  /s/ M. DWAYNE NESMITH
                                 ------------------------------------------
                                 M. Dwayne Nesmith
                                 Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Gett and M. Dwayne Nesmith, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                TITLE                           DATE
   /s/       ROBERT L. GETT
 --------------------------------------     President, Chief Executive Officer     November 8, 2001
             Robert L. Gett                   and Director (Principal
                                              Executive Officer)


   /s/       M. DWAYNE NESMITH
 --------------------------------------    Vice President and Chief                November 8, 2001
             M. Dwayne Nesmith               Financial Officer (Principal
                                             Financial and Accounting
                                             Officer)


   /s/          KEVIN W. ENGLISH
 --------------------------------------    Director                                November 8, 2001
              Kevin W. English



   /s/       VENETIA KONTOGOURIS
 --------------------------------------    Director                                November 8, 2001
             Venetia Kontogouris


   /s/        WILLIAM E. KELVIE
 --------------------------------------    Director                                November 8, 2001
              William E. Kelvie

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant or a committee thereof.

                                 INDEX TO EXHIBITS

                                                                                                     Sequentially
     Exhibit Number                       Exhibit Document                                           Numbered Page
   ------------------------------------------------------------------------------------------------------------------

          5.1          Opinion of Wilson Sonsini Goodrich & Rosati,
                       Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

         23.1          Consent of PricewaterhouseCoopers LLP (Independent Accountants)

         23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                       (contained in Exhibit 5.1 hereto)

         24.1          Power of Attorney (see page II-3)